UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           _____________________

                                 FORM 8-K
                           _____________________


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                        COMMISSION FILE NO.: 0-50584



                       Date of Report: January 5, 2006



                            LEISURE DIRECT, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


             Nevada                                 98-0335555
   ---------------------------------------------------------------------
   (State of other jurisdiction of                 (IRS Employer
    incorporation or organization                   Identification No.)


   1070 Commerce Drive, Building II, Suite 303, Perrysburg, OH   43551
   ---------------------------------------------------------------------
   (Address of principal executive offices)                    (Zip Code)


                              (419) 873-1111
            ---------------------------------------------------
            (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement
Item 3.02  Unregistered Sale of Equity Securities
Item 5.03  Amendments to Articles of Incorporation

     On January 5, 2006, Leisure Direct filed with the Secretary of State of the State of Nevada a Certificate of Designation establishing a new series of preferred stock pursuant to the authority granted to the Board of Directors by the Certificate of Incorporation of the corporation. The Certificate of Designation sets forth the voting powers, designation, preferences, limitations restrictions and relative rights of the series, which is designated Series A Convertible Preferred Stock ($.001 par value). The Certificate of Designation provides that the number of shares constituting such series is 974,156. The rights of the holders of the Series A Preferred Stock and the general effect of such rights on the rights of the holders of Common Stock are as follows:

  * If the corporation declares a dividend payable to holders of any class of stock, the holders of Series A Preferred Stock are entitled to receive a dividend equal to the amount to which they would be entitled if they had converted their shares of Series A Preferred Stock into Common Stock on the record date of the dividend. Upon liquidation, the holders of Series A Preferred Stock are entitled to receive in cash from the assets of the corporation, before any amount is paid to the holders of Common Stock, the sum of one cent ($0.01) per share; and thereafter the holders of Series A Preferred Stock are entitled to receive that amount to which they would be entitled if they had converted their shares of Series A Preferred Stock into Common Stock on the record date of the distribution. The dividend preference granted to the holders of Series A Preferred Stock reduces the amount that would otherwise be payable to the Common Stockholders.

  * The holder of a share of Series A Preferred Stock is entitled to 100 votes per Series A share (or the number of votes equal to the number of shares of Common Stock into which the holder's shares of Series A Preferred Stock are convertible, multiplied by the Adjustment Number, whichever is higher). Following the exchange of shares pursuant to the Exchange Agreement, there will be 974,156 shares of Series A Preferred Stock outstanding, and the holders of such shares will be entitled to 97,415,600 votes, which is equal to 94% of the voting power of all shares of the corporation. The voting power of the Common Stock is substantially reduced by the voting power of the Series A Preferred Stock.

  * The Articles of Incorporation of the corporation may not be amended in any manner which would materially alter the powers, preferences and rights of the Series A Preferred Stockholders without the affirmative vote of 75% of the Series A Stockholders.

  * The holders of Series A Preferred Stock are entitled to convert such shares into shares of Common Stock of the corporation at any time. The preferred shareholder is entitled to receive that number of shares of Common Stock equal to the number of Series A Preferred shares being converted times the "Adjustment Number." The stated Adjustment Number for purposes of the conversion ratio is ten (10), but that number is subject to adjustment if the corporation pays a dividend in shares of Common Stock. The percentage ownership of the common stockholders will be diluted upon the conversion of shares of Series A Preferred Stock.

  * Upon a consolidation, merger or any other transaction in which shares of Common Stock are exchanged for or changed into other stock, securities, cash or other property, the shares of Series A Preferred Stock shall be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock or other property into which or for which each share of Common Stock is exchanged or changed.

  * If the Common Stock of the corporation is changed by recapitalization, combination, consolidation, reclassification or otherwise into the same or a different number of shares of any class of stock of the corporation, the holders of Series A Preferred Stock shall have the option (but not the obligation) to convert such Preferred Stock into the maximum number of the kind and amount of stock or other securities or property receivable upon such recapitalization or other change by the holders of Common Stock to which such holders of Preferred Stock would have been entitled if they had converted their shares of Preferred Stock into Common Stock immediately prior to the recapitalization or other change. If the holder of Series A Preferred Stock does not opt to convert such shares, then upon conversion such holder shall receive the same number of shares of Common Stock which such holder would have received if the recapitalization or other change had not occurred. Accordingly, if there is a change such as a reverse stock split resulting in a decrease in the number of shares of Common Stock, the holders of Series A Preferred Stock are entitled to receive upon conversion the number of common shares to which they would have been entitled prior to the decrease in the number of common shares, resulting in greater dilution of the common stockholders than would have resulted without the reverse stock split.

     On December 28, 2005, Leisure Direct entered into an Exchange Agreement with Capital First Corporation, LLC providing for the exchange of 9,741,563 shares of common stock ($.001 par value) of Leisure Direct owned by Capital First Corporation for 974,156 shares of Series A Preferred Stock ($.001 par value) of Leisure Direct. John Ayling, the CEO of Leisure Direct, is the sole stockholder of Capital First Corporation, LLC.

     Prior to the exchange of shares, Mr. Ayling, individually and as President and sole stockholder of Capital First Corporation, LLC and Olympic Pools, Inc., controlled 72.8% of the outstanding common shares of Leisure Direct. After the exchange of shares, Mr. Ayling, individually and through his ownership of Capital First Corporation, LLC and Olympic Pools, will own 27.5% of the outstanding common shares of Leisure Direct and 100% of the outstanding Series A Preferred shares. Combining the voting power of the Series A Preferred Stock with common stock controlled by Mr. Ayling, Mr. Ayling will control 95.9% of the corporation's voting power.

Item 9.01  Financial Statements and Exhibits

Exhibits

 3-a   Certificate of Designation of Series A Convertible Preferred Stock
10-a   Exchange Agreement

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Leisure Direct, Inc.


Dated:  January 5, 2006            By: /s/ John Ayling
                                   ----------------------
                                   John Ayling, President